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Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of AVX Corporation on Form S-8 (File Nos. 33-98114, 33-98094, 333-00890, 333-02808,
333-37201, and 333-85561) of our report dated June 1, 2000, on our audits of the consolidated financial statements of AVX Corporation as of March 31, 1999 and 2000, and for each of the three years in the period ended March 31, 2000, which report is included in this Annual Report on Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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Atlanta, Georgia
June 16, 2000